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                                                                     EXHIBIT 5.1

                   [Calfee, Halter & Griswold LLP Letterhead]


                                October 17, 2003


Invacare Corporation
One Invacare Way
Elyria, Ohio  44036

                  Re:  Invacare Corporation 2003 Performance Plan (the "Plan")
                       -------------------------------------------------------

                  We are familiar with the proceedings taken and proposed to be taken by Invacare Corporation, an Ohio corporation (the "Company"), with respect to 2,000,000 common shares without par value of the Company (the "Shares"), to be offered and sold from time to time pursuant to the Plan. As counsel for the Company, we have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission to effect the registration of the Shares under the Securities Act of 1933, as amended.

                  In this connection, we have examined such documents, records and matters of law as we have deemed necessary or advisable for purposes of the opinions expressed herein, and based thereon, we are of the opinion that the Shares are duly authorized and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

                  This opinion letter is intended solely for your use in connection with the filing of the Registration Statement with respect to the Shares and may not be reproduced, filed publicly, or relied upon by any other person for any purpose without the express written consent of the undersigned.

                  The opinions expressed herein are limited solely to the laws of the State of Ohio. We express no opinion under the laws of any other jurisdiction. The opinions expressed herein are based on statutory laws and judicial decisions that are in effect on the date hereof, and we express no opinion with respect to any law, regulation, rule, interpretation or governmental policy that may be enacted or adopted after the date hereof nor do we assume any responsibility to advise you thereof.

                  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.
                                            Very truly yours,

                                            /s/ Calfee, Halter & Griswold LLP

                                            CALFEE, HALTER & GRISWOLD LLP